UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, the Board of Directors (the “Board”) of Applied Materials, Inc. (the “Company”) appointed Daniel J. Durn, age 50, Chief Financial Officer, effective on or about August 24, 2017, following the filing of the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2017. Mr. Durn will join the Company as Senior Vice President on August 7, 2017 and will succeed our current Chief Financial Officer, Robert J. Halliday. Mr. Halliday will remain with the Company to support a smooth transition and move to a new role focused on business development.

Mr. Durn is currently Executive Vice President and Chief Financial Officer of NXP Semiconductors N.V., a semiconductor manufacturer (“NXP”). Mr. Durn joined NXP in 2015, having served as Senior Vice President of Finance and Chief Financial Officer of Freescale Semiconductor, Inc., from June 2014 until its merger with NXP in December 2015. Prior to Freescale, Mr. Durn was Chief Financial Officer and Executive Vice President of Finance and Administration at GlobalFoundries, a semiconductor foundry, which he joined in December 2011.

Mr. Durn’s offer letter with the Company, dated July 21, 2017, provides that Mr. Durn will initially receive an annual base salary of $600,000 and will be eligible to earn a target bonus of 110% of his base salary under the Company’s Senior Executive Bonus Plan (“SEBP”) beginning in fiscal year 2018. Actual bonus earned, if any, will be subject to the terms of the SEBP and based on achievement of performance goals established by the Human Resources and Compensation Committee (the “HRCC”) of the Board. Because Mr. Durn’s employment with the Company occurs after the eligibility date for a 2017 SEBP bonus award, he will earn a special bonus payment of $250,000 six months following his start date, subject to active employment as of such date. Mr. Durn will also receive a sign-on bonus payment of $500,000 (“Sign-On Bonus”) after 30 days of continuous employment with the Company. In the event that Mr. Durn resigns or the Company terminates his employment for cause prior to the completion of 24 months of service, Mr. Durn will be obligated to repay the Company for the full amount of the Sign-On Bonus, less any amounts withheld by the Company for taxes.

In addition, following completion of 30 days of continuous employment with the Company, Mr. Durn will be awarded the following equity awards: (1) new hire restricted stock units (“RSUs”) with a value of $2,500,000, scheduled to vest ratably over three years beginning on February 1, 2018, and subject to acceleration of vesting in the event that the Company terminates Mr. Durn without cause before February 1, 2020; (2) long-term incentive award with a target value of $1,500,000, consisting of performance shares (“PSUs”), scheduled to vest in December 2019, subject to achievement of certain performance targets established by the HRCC relating to the Company’s three-year average wafer fabrication equipment (“WFE”) market share and the Company’s three-year average non-GAAP adjusted operating margin; and (3) long-term incentive award with a value of $1,500,000, consisting of RSUs scheduled to vest in three equal installments on each of January 15, 2018, December 19, 2018 and December 19, 2019. In each case, the number of RSUs or PSUs granted will be determined by dividing the stated value of the award by the closing price of the Company’s stock on the date of grant. Mr. Durn will also receive relocation benefits under the Company’s standard relocation policy.

The Company issued a press release on July 24, 2017 announcing the appointment of Mr. Durn, which is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. dated July 24, 2017

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: July 24, 2017
	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. dated July 24, 2017